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                                                                     EXHIBIT 2.2

                       CHASE DOMESTIC INVESTMENTS, L.L.C.
                             CHASE CAPITAL PARTNERS
                         380 MADISON AVENUE, 12TH FLOOR
                            NEW YORK, NEW YORK 10017

                                       April 3, 2000

Huntsman Packaging Corporation
500 Huntsman Way
Salt Lake City, Utah 84108
Attn: Richard P. Durham and
      Ronald G. Moffitt

Dear Sirs:

       Reference is hereby made to (a) the Recapitalization Agreement dated as of March 31, 2000 (the "Recapitalization Agreement"), among Chase Domestic Investments, L.L.C. ("CDI") and the Persons listed on the signature pages thereto and (b) the Letter Agreement dated March 16, 2000 (the "Letter Agreement"), between Chase Capital Partners ("CCP") and Salomon Smith Barney Inc., on behalf of Huntsman Packaging Corporation. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Recapitalization Agreement.

       Notwithstanding anything to the contrary contained in the Recapitalization Agreement or the Letter Agreement, the confidentiality restrictions set forth in the Recapitalization Agreement and the Letter Agreement shall not prohibit CDI or CCP from disclosing all or any part of the Evaluation Material (as defined in the Letter Agreement) or any information provided under the Recapitalization Agreement to any financing source, or potential financing source, of CDI in connection with the transactions contemplated by the Recapitalization Agreement, including, without limitation, any Person providing financing through bank indebtedness, high-yield indebtedness or the purchase of equity securities. CDI will use its best efforts to cause each financing source or potential financing source receiving any Evaluation Material, or any information provided under the Recapitalization Agreement, to execute a letter substantially in the form of Exhibit A attached hereto.

       This agreement hereby constitutes a waiver and amendment of the Recapitalization Agreement and the Letter Agreement.

       This agreement shall be interpreted in accordance with the law of the State of New York.

                                    ********



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       Please indicate your consent to the foregoing by signing below and returning an executed copy of this agreement to CCP.

                                               Sincerely,

                                               CHASE DOMESTIC
                                               INVESTMENTS, L.L.C.

                                               By: Chase Financial Investments
                                                   L.P., its sole member

                                               By: Chase Capital Partners,
                                                   as Investment Manager

                                               By:
                                                  /s/ TIMOTHY J. WALSH
                                                  -----------------------------
                                                  Name:  Timothy J. Walsh
                                                  Title: General Partner

                                               CHASE CAPITAL PARTNERS

                                               By:
                                                  /s/ TIMOTHY J. WALSH
                                                  -----------------------------
                                                  Name:  Timothy J. Walsh
                                                  Title: General Partner

Acknowledged and agreed to
as of the date first written above:

HUNTSMAN PACKAGING
CORPORATION

By:
   /s/ RICHARD P. DURHAM
   ---------------------------
   Name:  Richard P. Durham
   Title: President and CEO


/s/ RICHARD P. DURHAM
-----------------------------------------
Richard P. Durham, as Representative
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cc:         Winston & Strawn
            35 West Wacker Drive
            Chicago, Illinois 60601
            Attn: John L. MacCarthy, Esq.
            Facsimile No.: 312-558-5700

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                                                                 EXHIBIT A


                      [CHASE CAPITAL PARTNERS LETTERHEAD]



                                                              April [    ], 2000



[Addressee]

Ladies and Gentleman:

             In connection with your consideration of a possible investment (the "Investment") in debt or equity securities of Huntsman Packaging Corporation, a Utah corporation (the "Company"), you have requested the right to review certain information regarding the Company and certain of its affiliates. In consideration of, and as a condition to, furnishing you with such information and any other information concerning the Company and certain of its affiliates delivered to you by Chase Capital Partners or its affiliates, directors, officers, employees, advisors, agents or "controlling persons" (within the meaning of the Securities Exchange Act of 1934, as amended) (such affiliates and other persons being herein referred to collectively as "Its Representatives") in connection with your consideration of the Investment (such information and any other information concerning the Company and its affiliates, regardless of the source, being herein referred to as the "Evaluation Material"), Chase Capital Partners hereby requests your agreement as set forth below.

              1. The Evaluation Material will be used solely for the purpose of evaluating a possible Investment in the Company involving you or the investment funds (but not portfolio operating companies) under your control ("Your Affiliates"), and, the Evaluation Material will be kept strictly confidential by you and Your Affiliates, directors, officers, employees, advisors, agents or controlling persons (collectively, "Your Representatives") and shall not be disclosed to any person, except that the Evaluation Material or portions thereof may be disclosed to those of Your Representatives who need to know such information for the purpose of evaluating a possible Investment with the Company (it being understood that prior to such disclosure Your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to comply with this Agreement) and as otherwise required by law. You agree to be responsible for any breach of this Agreement by Your Representatives. You also agree that you and Your Representatives will take commercially reasonable steps to prevent any Evaluation Material from being lost, stolen or misused.

              2. You hereby acknowledge and understand that Chase Capital Partners is subject to certain confidentiality restrictions set forth in letter attached hereto as Exhibit A (the "CCP Confidentiality Agreement"). In addition to the confidentiality restrictions set forth in Paragraphs 1-5 hereof, you hereby covenant and agree not to do, or cause to be done, any act which would cause Chase Capital Partners or Its Representatives to be in violation of the CCP Confidentiality Agreement.






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              3.    In making your investment decision, you must rely on your
own examination of the Company, including the merits and risks involved. The Evaluation Material includes projections and other forward-looking information. Such projections and information are based on assumptions as to future events that are inherently uncertain and subjective. You recognize that the projections of the Company's future performance are necessarily subject to a high degree of uncertainty, that actual results can be expected to vary from the results projected and that such variances may be material and adverse. You are expected to conduct your own investigation with regard to the Company, its prospects and the Investment.

              4. You understand and acknowledge that neither Chase Capital Partners nor Its Representatives are making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Chase Capital Partners or Its Representatives. Neither Chase Capital Partners nor Its Representatives shall have any liability to you or any other person (including, without limitation, any of Your Representatives) resulting from your use of the Evaluation Material.

              5. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts to be made and to be performed wholly therein.

                                    ********

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              Please acknowledge your consent to the foregoing by signing below and returning an executed copy of this letter to Chase Capital Partners.


                                                     CHASE CAPITAL PARTNERS


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:



Acknowledged and agreed
to as of the date first
written above:

[Addressee]

By:
   -----------------------------
   Name:
   Title: